Exhibit 10.2


                           DIRECTOR STOCK OPTION PLAN

         1. Purposes and Authorized Shares. The purposes of the Director Stock Option Plan (the "Plan") of Buyers United, Inc. are to attract, motivate and retain eligible directors of the Company and to encourage directors to increase their stock ownership in the Company. An aggregate number not to exceed 1,000,000 Shares of Common Stock (subject to adjustments contemplated by Section 4.3) may be delivered pursuant to this Plan. Such shares shall be authorized but unissued shares of Common Stock or previously issued shares held as treasury shares.

         2. Definitions. Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

         ACC Award Date means, for the Audit Committee Chairman, the date of the meeting of the Board during the Year at which the Audit Committee and Audit Committee Chairman are appointed to serve for the next 12-month period.

         Audit Committee means the audit committee of the Board as the same may be constituted from time to time by resolution of the Board, and the Audit Committee Chairman is the Director appointed by the Board as chairman of said committee.

         Average Fair Market Value means the average of the Fair Market Values of a share of Common Stock during the last 10 trading days preceding the applicable Award Date.

         Board means the Board of Directors of the Company.

         Board Chairman means the Chairman of the Board.

         Chairman Award Date means, for the Board Chairman, the date of the meeting of the Board at which the Board Chairman is appointed to serve for the next 12-month period.

         Code means the Internal Revenue Code of 1986, as amended.

         Common Stock means the Common Stock of the Company, subject to adjustment pursuant to Section 4.3.

         Committee means the Board or a Committee of the Board acting under delegated authority from the Board.

         Company means Buyers United, Inc., a Delaware corporation, and its successors and assigns.

         Conversion Price means the "Conversion Price" as that term is defined and adjusted in accordance with the Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State, state of Delaware, on September 28, 2000.

         Director Award Date means March 1 of each Year.

         Director means a member of the Board.

         Effective Date means April 28, 2003.

         Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

         Fair Market Value means on any date the average of the high and low prices of the Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal or otherwise reliably reported, of the principal securities exchange or market on which the Common Stock is so listed, admitted to trade, or quoted or, if there is no trading of the Common Stock on such date, then the average of the high and low prices of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such Shares. If the Common Stock is not so listed, admitted or quoted, but is traded in the over-the-counter market, the average of the high "bid" and high "asked" quotation of a share of Common Stock on such date as reported on the OTC Bulletin Board.

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         Option Price means the price per share at which an option issued under the Plan may be exercised to purchase one share of Common Stock, as adjusted from time to time under Section 4.3.

         Plan means this Director Stock Option Plan of the Company.

         Year means each calendar year during the term of this Plan, commencing with the year 2004.

         3. Participation. Each person serving as a Director on the Director Award Date shall participate as a Director in the Plan; provided, that a Director may, at his or her discretion, decline to participate in the Plan for any given Year by giving written notice of such waiver to the Company on or before the Director Award Date of that Year. The person appointed to serve as the Board Chairman on the Chairman Award Date shall participate as such chairman in the Plan; provided, that the Board Chairman may, at his or her discretion, decline to participate in the Plan for any given Year by giving written notice of such waiver to the Company on or before the Chairman Award Date of that Year. The person appointed to serve as the Audit Committee Chairman on the ACC Award Date shall participate as such chairman in the Plan; provided, that the Audit Committee Chairman may, at his or her discretion, decline to participate in the Plan for any given Year by giving written notice of such waiver to the Company on or before the ACC Award Date of that Year.

         4. Options. Each Director participating in the Plan on the Director Award Date shall be issued on that date an option to purchase 25,000 shares (which number as stated in the Plan is subject to adjustment pursuant to Section 4.3) of Common Stock with an exercise price per share equal to the Average Fair Market Value on that date, but in no event less than the Conversion Price. The Board Chairman participating in the Plan on the Chairman Award Date shall be issued on that date an option to purchase 15,000 shares (which number as stated in the Plan is subject to adjustment pursuant to Section 4.3) of Common Stock with an exercise price per share equal to the Average Fair Market Value on that date, but in no event less than the Conversion Price. The Audit Committee Chairman participating in the Plan on the ACC Award Date shall be issued on that date an option to purchase 15,000 shares (which number as stated in the Plan is subject to adjustment pursuant to Section 4.3) of Common Stock with an exercise price per share equal to the Average Fair Market Value on that date, but in no event less than the Conversion Price. The options granted shall have the following additional terms.

         4.1 Option Term. Each option shall expire at the close of business on the date that is five years from the date the option is issued.

         4.2 Limited Transferability. Each option shall be exercisable only by the recipient during his or her lifetime and shall not be transferable or assigned by the recipient other than by will or by the laws of descent and distribution following the recipient's death; provided, that the option may be transferred to a revocable trust of which the recipient is the trustor and primary beneficiary.

         4.3. Adjustment in Shares and Options. The number of shares subject to this Plan, the number of share options issued each Year under Section 4, the shares purchasable under each outstanding option, and the Option Price are subject to adjustment from time to time as set forth below.

         (a) Split. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of shares subject to this Plan, the number of share options issued each Year under Section 4, and the number of shares purchasable under each outstanding option will be appropriately increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

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         (b) Combination. If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common
Stock, then, following the record date of such combination, the number of shares subject to this Plan, the number of share options issued each Year under Section 4, and the number of shares purchasable under each outstanding option will be appropriately decreased in proportion to such decrease in outstanding shares.

         (c) Option Price Adjustment. Whenever there is an adjustment in the number of the number of shares purchasable under each outstanding option pursuant to the provisions of Sections 4.3(a) or (b), the Option Price shall be adjusted to an amount arrived at by multiplying the Option Price in effect immediately prior to such adjustment in the number of shares by a fraction, the numerator of which shall be the number of shares purchasable upon the exercise of the option immediately before such adjustment and the denominator of which shall be the number of shares purchasable upon the exercise of the option immediately after such adjustment.

         (d) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4.3) provision shall be made so that the holders of option issued under the Plan shall thereafter be entitled to receive upon exercise of their options the number of shares of stock or other securities or property of the Company or otherwise, to which the holders would have been entitled on such recapitalization assuming each had exercised his or her option immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.3 with respect to the rights of the holder of this warrant after the recapitalization to the end that the provisions of this Section 4.3 (including adjustment of the Option Price then in effect and the number of shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

         (e) Consolidation or Merger. If the Company shall consolidate with or merge into another corporation or shall sell, lease, or convey to another corporation the assets of the Company as an entity or substantially as an entity (any one or more of such transactions being a "Corporate Transaction") provision shall be made so that the holders of options shall thereafter be entitled to receive upon exercise of their options the number of shares of stock or other securities or property of the Company or otherwise, to which the holders would have been entitled to receive in such Corporate Transaction assuming they exercised their options immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section
4.3 with respect to the rights of the holders of this options after the Corporate Transaction to the end that the provisions of this Section 4.3 (including adjustment of the Option Price then in effect and the number of shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

         4.4 Manner of Exercising Option. In order to exercise an option with respect to all or any part of the shares for which this option is at the time exercisable, the recipient (or in the case of exercise after recipient's death, recipient's executor, administrator, trustee, heir or legatee, as the case may
be) must take the following actions:

         (a) Notice and Payment. Deliver to the Corporate Secretary of the Company an executed notice of exercise in the form adopted from time to time by the Company (the "Exercise Notice") in which there is specified the number of shares that are to be purchased under the exercised option, and pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

                  (1) full payment in cash or by check made payable to the Company's order;

                  (2) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at the Average Fair Market Value as of the date the Exercise Notice is delivered to the Company; or

                  (3) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at the Average Fair Market Value as of the date the Exercise Notice is delivered to the Company and cash or check payable to the Company's order.

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         (b) Delivery. As soon as practical after receipt of the Exercise
Notice, the Company shall mail or deliver to or on behalf of the person or persons exercising the option a certificate or certificates representing the purchased shares.

         (c) Fractional Share. In no event may this option be exercised for any fractional share.

         4.5. Compliance with Laws and Regulations. The exercise of options and the issuance of shares upon such exercise shall be subject to compliance by the Company and the holders of the options with all applicable requirements of law relating thereto and with all applicable regulations of any securities exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.

         4.6. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to an option issued under the Plan shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company shall use its best efforts to obtain all such approvals.

         4.7. Notices. Any notice required to be given or delivered to the Company under the terms of options issued under the Plan shall be in writing and addressed to the Company in care of the Company Secretary at the Company's principal offices at 14870 Pony Express Road, Bluffdale, UT 84065. Any notice required to be given or delivered to holders of the options shall be in writing and addressed to him or her at the address listed in the books and records of the Company. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U. S. Mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

         4.8. Non-Statutory Stock Option. All option issued under the Plan are non-statutory stock options and each recipient shall make appropriate arrangements with the Company for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to the exercise of his or her option.

         5. Administration

         5.1 The Administrator. The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange
Act). Members of the Committee shall not receive any additional compensation for administration of this Plan.

         5.2 Committee Action. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 5.1) by unanimous written consent of its members.

         5.3 Rights and Duties; Delegation and Reliance; Decisions Binding. Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

                  (1) To construe and interpret this Plan;

                  (2) To make all other determinations required by this Plan;

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                  (3) To maintain all the necessary records for the
administration of this Plan; and

                  (4) To make and publish forms, rules and procedures for administration of the Plan.

         The determination of the Committee made in good faith as to any disputed question or controversy and the Committee's determination, including decisions as to adjustments under Section 4.3, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

         6. Plan Changes and Termination

         6.1 Amendments. Subject to Section 8.9, the Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 4.3, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any holder's rights with respect to then outstanding options; provided further, that no amendment shall increase the number of authorized shares under Section 1 or expand the class of eligible individuals to include employees unless the Company's shareholders approve the amendment. Any amendments authorized hereby shall be stated in an instrument in writing, and all persons participating in this Plan shall be bound thereby upon receipt of notice of the amendment.

         6.2 Term. It is the current expectation of the Company that this Plan shall continue indefinitely, subject to the number of shares available for issuance under this Plan. Continuance of this Plan, however, is not assumed as a contractual obligation of the Company. If the Board decides to discontinue or terminate this Plan, it shall notify the Committee and participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth on the notice. No benefits shall accrue in respect of options after a discontinuance or termination of this Plan.

         7. Miscellaneous

         7.1 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         7.2 Plan Construction. It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that to the extent consistent therewith the distribution of options and shares hereunder will be entitled to the benefits of Rule16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability there under.

         7.3 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

         7.4 Shareholder Approval. The Plan shall be subject to approval by the Company's shareholders. To the extent required under applicable law or listing agency rules or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.

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